EXHIBIT 10.11

                              SEVERANCE AGREEMENT

      AGREEMENT made this 6th day of July, 1993 between DDB Needham Worldwide Inc. ("DDB Needham"), a New York Corporation with its principal place of business at 437 Madison Avenue, New York, New York, 10022, and Keith Reinhard (the "Executive") an employee of DDB Needham currently residing at 151 E. 79 Street, New York, New York 10021.

1. In the event the Executive's employment by DDB Needham is terminated by the Executive or by DDB Needham other than for cause (as defined in paragraph 2 below), DDB Needham shall be obligated to pay to the Executive severance compensation at a rate equal to the Executive's annual rate of base salary as at the effective date of termination of Executive's employment for the number of months determined in accordance with the following schedule (the "Severance Period"):

               Years of Continuous Service               Severance Period
               ---------------------------               ----------------
          5 years or less .............................       6 months
          More than 5 but less than 10 years ..........      12 months
          More than 10 years ..........................      15 months

      Severance compensation payments shall commence in the calendar month following the effective date of termination of Executive's employment, shall be made on the same dates salary payments are made to employees of the New York office of DDB Needham, and shall be subject to tax withholding as required by law. The effective date of termination of the Executive's employment shall be the end of a calendar month, and the party terminating Executive's employment (i.e. DDB Needham or the Executive) shall give the other party not less than three calendar months prior written notice of such termination.

      If the Executive's employment is terminated by DDB Needham other than for cause, DDB Needham's obligation to make these severance compensation payments shall be reduced, even up to the entire amount, by any compensation earned during the Severance Period by the Executive from rendering services of the same nature as services rendered by DDB Needham. If the Executive's employment is terminated by the Executive, DDB Needham's obligation to make these severance compensation payments shall be reduced, even up to the entire amount, by any compensation earned by the Executive during the Severance Period. The Executive agrees to give DDB Needham prompt written notice of any and all such arrangements under which he earns compensation during the Severance Period.

      The Executive's entitlements under this Agreement supersede and replace and hereby terminate entitlements he has or may hereafter have had to compensation payments by reason of termination of employment under DDB Needham's policies and procedures as in effect from time to time.

      Notwithstanding the foregoing, it is understood and agreed that the Executive's entitlement to receive severance compensation pursuant to this paragraph 1 shall be separate from and in addition to, and with no right of offset against, his entitlement to receive retirement income pursuant to Paragraph 4 of the Employment Agreement dated September 1, 1986 between the
Executive and DDB Needham (then known as DDB-NH Acquisition Corp.) (the "Employment Agreement").

2.  For the purposes of this Agreement, the term "cause" shall mean:

     (a)  Dishonesty affecting DDB Needham;

     (b) Use of alcohol or illegal drugs, interfering with performance of the obligations assigned to the Executive, continuing after warning;

     (c) Conviction of an indictable offense or of any crime involving dishonesty, moral turpitude, fraud or misrepresentation, or the commission of any act which is in violation of any federal or state law or regulation protecting the rights of employees;

     (d)  The  commission  of  any  willful  or  intentional   act  which  could
          reasonably be expected to injure the reputation, business or business relationships of DDB Needham;

     (e) Willful neglect or refusal to perform the duties assigned to the Executive, continuing after warning.

3.  Protection of Confidential Information/Return of Property

     (a) The Executive acknowledges that his position with DDB Needham and his rendering of services to DDB Needham's clients necessarily requires and has and will continue to result in the disclosure to him of confidential information and trade secrets of DDB Needham clients and of DDB Needham (such as, without limitation, marketing plans, budgets, designs, client preferences and policies, identity of appropriate personnel of client with sufficient authority to influence a shift in suppliers, and the various planning and marketing techniques and systems which DDB Needham has developed and may hereafter develop which currently include ROI, R.O.I. PLUS, Media Aperture, Integrated Communications, Personal Media Network, Blueprint for Advertising Excellence, and the related methods of training employees to utilize such systems and the Lifestyles database). The Executive agrees (i) that he will not at any time disclose to anyone any confidential information or trade secret of DDB Needham or any client of DDB Needham or utilize such confidential information or trade secret for his own benefit, or for the benefit or third parties, and (ii) that all memoranda, notes, records, or other documents complied by him or made available to him during his employment concerning the business of DDB Needham and/or its clients shall be the property of DDB Needham and shall be delivered to DDB Needham on the termination of his employment or at any time upon request.

          If the Executive should breach any of his agreements under this subparagraph (a), DDB Needham's obligation to make severance compensation payments hereunder shall forthwith terminate, but the Executive shall not be obligated to refund such payments theretofore made, if any, by DDB Needham. If the Executive should breach or is about to breach his agreement under (i) of this subparagraph (a), DDB Needham shall also have the right to have the provisions of (ii) specifically enforced by any court having equity jurisdiction without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law (Executive hereby acknowledges that any such breach or threatened breach will cause irreparable injury to DDB Needham for which money damages will not provide an adequate remedy), and the right to take such other actions available to it at law or in equity.

     (b)  Non-Interference

          It is a condition of DDB Needham's obligation to make severance compensation payments hereunder that before the expiration of the Severance Period the Executive not engage, directly or indirectly, in the following activities:

          (i) attempt in any manner to solicit from any client of DDB Needham (except on behalf of DDB Needham) business of the type performed by DDB Needham, or persuade, or attempt to persuade any client of DDB Needham to cease to do business or reduce the amount of business which any such client has customarily done or contemplates doing with DDB Needham, whether or not the relationship between DDB Needham and such client was originally established in whole or in part through his efforts; or

          (ii) render any services of the type performed by DDB Needham for its clients to or for any client of DDB Needham unless rendered as an employee or consultant of DDB Needham; or

          (iii)attempt in any manner to employ or otherwise retain the services of any person who is then or at any time during the preceding 12 month period was in the employ of DDB Needham.

          If the Executive engages in any of the aforesaid activities before the expiration of the Severance Period, DDB Needham's obligation to make severance compensation payments hereunder shall forthwith terminate, but the Executive shall not be obligated to refund such payments theretofore made, if any, by DDB Needham,

     (c)  Consultative Services

          In the event the Executive's employment by DDB Needham is terminated by the Executive, a further condition of DDB Needham's obligation to make severance compensation payments hereunder is that the Executive, if not physically or mentally disabled, shall hold himself available to render to DDB Needham advisory and consultative services with respect to the business and operations of DDB Needham (i) on such business days during the first calendar month following the effective date of termination of his employment as may from time to time be designated by DDB Needham to the Executive in a notice given not less than one day before the day or the first day of the period specified in said notice, and (ii) on up to ten business days during the second calendar month following the effective date of his termination of employment as may from time to time be designated by DDB Needham to the Executive in a notice given not less than three days before the day or the first day of the period specified in said notice. DDB Needham shall reimburse the Executive for reasonable travel and living expenses necessarily incurred by him while away from his principal place of residence in the performance of such advisory and consultative services. If the Executive fails to render such advisory and consultative services when so requested, DDB Needham's obligation to make severance compensation payments hereunder shall forthwith terminate, but the Executive shall not be obligated to refund such payments theretofore made, if any, by DDB Needham.

     (d) For purposes of this paragraph 3, "DDB Needham" includes subsidiaries of DDB Needham, and the term "client" means any person or entity (i) who is a client of DDB Needham on the date being the earlier of the date on which DDB Needham's obligation to make severance compensation payments hereunder terminates or the commencement date of the Severance Period (the applicable date hereinafter called "the Critical Date"), and (ii) who was a client of DDB Needham during the twelve month period preceding the Critical Date, and (iii) who is a prospective client to whom DDB Needham had made a presentation (or similar offering of services) during the twelve month period preceding the Critical Date.

     (e) The provisions of this paragraph 3 shall survive the termination of this Agreement.

4. DDB Needham shall not be obligated to make severance compensation payments hereunder in the event of the Executive's death while in the employ of DDB Needham. If the Executive's death occurs during the Severance Period, DDB Needham's obligation to make severance compensation payments hereunder shall terminate on the last day of the calendar month in which his death occurs. Nothing in this paragraph 4 shall affect the executive's entitlement to receive retirement income in the event of his death pursuant to Paragraph 4 of the Employment Agreement.

5.   The  Executive   understands  and  agrees  that  this  Agreement  does  not constitute nor have the effect of an express or implied contract for employment by DDB Needham for any fixed period, and that, subject to the notice requirements of paragraph 1 hereof, his employment with DDB Needham is "at will".

6. This Agreement may not be orally canceled, changed, modified or amended, and no cancellation, change, modification or amendment shall be effective or binding, unless in writing and signed by both parties to this Agreement.

7. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without application of the principle of the doctrine of conflict of laws.

8. (a) Except as provided in (b) below, this Agreement represents the entire Agreement between the Executive and DDB Needham with respect to the subject matter hereof, and all prior agreements relating to compensation payments by reason of termination of the Executive's employment, written or oral, are nullified and superseded hereby, and neither party has relied on any representations of the other party except as expressly set forth herein.

     (b) Notwithstanding the foregoing, it is understood and agreed that the provisions of Paragraph 4 found in the Employment Agreement survive the termination of said Employment Agreement (which occurred on August 31, 1991 by reason of the expiration of the term thereof) and remain in full force and effect and the payments of retirement income thereunder are separate from and in addition to any payments of severance compensation pursuant to this Agreement and such payments of retirement income shall be governed by the provisions of Paragraph 4 of the Employment Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                                       Keith Reinhard
                                           .....................................
                                                       Keith Reinhard

DDB Needham Worldwide Inc.

               Gerald Germain
By:....................................